UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 13, 2018

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01            Entry into a Material Definitive Agreement.

On March 13, 2018, Huntsman International LLC (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Lux Insulation Management S.à r.l. & Partners S.C.A. and Lux Insulation Management S.à r.l. (collectively, the “Sellers”), pursuant to which the Company will acquire Demilec (USA), Inc. and Demilec Inc. through the acquisition of all of the issued and outstanding equity interests of Lux Insulation Operations Holdings S.C.A. (the “Target”), for a purchase price of $350 million in cash, subject to certain purchase price adjustments (the “Transaction”).

The Agreement contains customary representations, warranties, and covenants, including covenants by the Sellers to conduct the Target’s business in the ordinary course during the time between the execution of the Agreement and the closing of the Transaction.  In connection with the Transaction, the Company also obtained customary “representation and warranty” insurance, which provides coverage for certain breaches of representations and warranties of the Sellers and the Target contained in the Agreement, subject to exclusions, deductibles, and other terms and conditions.

The Transaction is expected to close by the end of the second quarter of 2018.  The Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others: (i) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval under the Canadian Competition Act, (ii) the absence of any change that is materially adverse to the condition (financial or otherwise), business or results of operations of the Target and its subsidiaries, and (iii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the parties in the Agreement. The Agreement also contains certain customary termination rights for each of the Company and the Sellers.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to such Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 7.01            Regulation FD Disclosure.

In connection with the execution of the Agreement as described in Item 1.01 above, on March 13, 2018, the Company issued a press release.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

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Item 9.01            Financial Statements and Exhibits.

(d)            Exhibits.

Number	Description of Exhibits

2.1*	Share Purchase Agreement dated as of March 13, 2018, by and among Lux Insulation Management S.à r.l. & Partners S.C.A. and Lux Insulation Management S.à r.l. and Huntsman International LLC.

99.1	Press release dated March 13, 2018.

*                                         Certain exhibits and schedules to the Share Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish a supplemental copy of any omitted exhibits and schedule to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntsman Corporation
Huntsman International LLC

By:	/s/ DAVID M. STRYKER
Name:	David M. Stryker
Title:	Executive Vice President, General Counsel and Secretary

Date:  March 16, 2018

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